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                                                                   Exhibit 10.14

                          DIRECT SALES AGENT AGREEMENT

This Agreement is made and entered into this 4th day of December 1998 by and between Kawasaki LSI U.S.A., Inc., a California corporation having its principal place of business at 2570 North First Street, Suite 301, San Jose, CA 95131 ("KLSI") and PC-TEL Global Technologies Ltd. with its office at ( P.O. Box 258 ) First Home Tower, British American Centre, George Town, Grand Cayman, Cayman Island, British West Indies ("Agent").

In consideration of the mutual undertakings and agreements contained herein, the parties hereto agree as follows:

1. APPOINTMENT AND ACCEPTANCE
-----------------------------

1.1 Subject to the terms and conditions herein set forth, KLSI hereby appoints Agent as its independent non-exclusive sales agent to solicit orders for and to promote the sales of those products listed in Exhibit A ("Products") in the geographic territory specified in Exhibit B ("Territory").

1.2 Agent hereby accepts such appointments and agrees to diligently solicit orders for and promote the sales of the Products. Agent agrees to act as an independent entity and as such agrees to conduct all of its business in its own name as an independent contractor.

2. SOLICITATION AND ACCEPTANCE OF ORDERS
----------------------------------------

2.1 KLSI may, in its sole discretion, accept or reject any order solicited by Agent or otherwise procured. No orders shall be considered binding or booked unless and until accepted in writing by KLSI. Agent has no right, power or authority, expressed or implied, to accept any order as binding upon KLSI and Agent shall so inform to all its customers.

2.2 All sales shall be at prices and upon such terms and conditions as are established by Agent and negotiated with customers by Agent. Agent shall not accept orders in its own name.

2.3 All orders in connection with the Products shall be placed with KLSI through Agent. Shipment of the Products from KLSI shall be made to Agent, and Agent shall ship the Products to the customers at its own expense on behalf of KLSI. All invoices in connection with the Products shall be rendered by Agent to customers on behalf of KLSI. It is agreed that Agent shall assume the responsibility to make any collection of any unpaid invoices issued to the customers on behalf of KLSI.

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3. COMPENSATION
---------------

3.1 The sole compensation to which Agent shall be entitled for any service rendered under this Agreement shall be service fees to be paid in accordance with the provisions of this section.

3.2 Service fees shall be earned for the orders accepted by KLSI hereunder upon the delivery to the customers by Agent. Such service fees shall be computed based on the following formula:

       {Unit Invoice Price of the Products (as billed to the customers) - Unit Price to be mutually agreed to by and between KLSI and Agent} X Quantity

3.3 Agent shall pay the unit price mutually agreed to by and between KLSI and Agent as mentioned in the above formula as soon as Agent collects payments from the customers, provided, however, that payment terms from Agent to KLSI shall not exceed sixty (60) calendar days after delivery of the Products to Agent, but no event prior to payment to Agent.

4. RESPONSIBILITY OF AGENT
--------------------------

Throughout the term of this Agreement and any extension thereof, Agent shall:

4.1 With the best of its skill, knowledge and attention, exert its best efforts and devote such time as is necessary to promote the sales of the Products in the Territory by all means at its disposal, including personal visits and demonstrations;

4.2 Provide and maintain at its own expense a proper and sufficient sales office and sales organization within the Territory. Agent shall not appoint subagents to promote and maintain sales of the Products in the Territory without the prior written consent of KLSI in each instance;

4.3 Obtain any information legally obtained concerning activities of competitors in terms of the Products in the Territory, including such competitors' literature and price information;

4.4 Maintain a current mailing list of prospective customers in the Territory;

4.5 Implement and carry through promotional and merchandising campaigns including, in particular, mailing at its own expense promotional literature to prospective customers;

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4.6 Display, at its own expense, Products at appropriate trade shows in the
Territory;

4.7 Avoid all circumstances and actions which would place Agent in a position of divided loyalty or conflict of interest with respect to the obligations undertaken under this Agreement for promoting the sale and use of the Products manufactured or offered for sale by KLSI for which Agent is authorized to solicit orders pursuant to the terms of this Agreement;

4.8 Quote prices, terms and conditions on the Products and make representations with respect to the Products and their capability and quality;

4.9 Identify prospective customers and appropriate design-in opportunities for the Products;

4.10 Qualify prospects, their ability to pay for the Products, and identify the business and technical requirements that may lead to booking an order;

4.11 Transmit any purchase orders or change orders regarding the Products to KLSI;

4.12 Provide KLSI with information regarding such as periodical forecasts of anticipated orders from customers; and

4.13 Provide customers with technical services before and after sales.

4.14 Bear sole responsibility for any warranty claims from Agent's customers regardless of billing to Agent's customers under KLSI invoices, provided, however, that this provision shall not relieve KLSI of its warranty obligation directly to Agent.

5. OBLIGATION OF KLSI
---------------------

Throughout the term of this Agreement and any extension thereof, KLSI shall:

5.1 Provide Agent with commercial information for production capacity and turn around time;

5.2 Manufacture the Products to specification and ship the Products to Agent;

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5.3 Provide Agent with technical support as reasonably requested;

5.4 Promptly notify Agent of all shipments, invoices, and changes in delivery schedule.

6. TERM AND TERMINATION
-----------------------

6.1 This Agreement shall commence as of the date first set forth hereinabove and shall remain in effect for two(2) years, unless terminated earlier in accordance with this Agreement. Thereafter this Agreement will be automatically renewed each subsequent year for additional one (1) year, unless written notice of termination is sent by either party to the other at least sixty (60) days prior to the end of the initial term or any renewal term hereof.

6.2 Either party hereto may terminate this Agreement with or without cause at any time with not less than sixty (60) days prior written notice to the other party. The effective date of termination shall be the date specified in said notice, provided, that it is not less than sixty (60) days from the date of mailing, as aforesaid.

6.3 This Agreement shall terminate by its own force without notice in the event that either party becomes insolvent, or a petition of bankruptcy is filed designating either party as a bankrupt, or either party is dissolved or adjudged bankrupt, or becomes involved in any reorganization or arrangement or insolvency proceeding in accordance with any law for the relief of debtors, or any receiver is appointed for either party, or either party makes an assignment for the benefit of creditors.

6.4 If either party shall fail to perform properly the terms and conditions of this Agreement and the defaulting party has failed to cure the breach or default within thirty (30) days after written notice, the aggrieved party may terminate this Agreement immediately upon written notice given at any time after the end of said thirty (30) day period. However, if the nature of the breach or default is such that it cannot be remedied, this Agreement may be terminated immediately upon written notice to the defaulting party.

6.5 The parties recognize that termination of this Agreement in accordance with its terms or its failure to be renewed or extended may result in loss or damage to either party, but hereby expressly agree that neither party shall be liable to the other party by reason of any loss or damage resulting from such termination or expiration ( including, without limitation, any loss of prospective profits or any damage occasioned by loss of goodwill ) or by reason of any expenditures, investments, leases or

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commitments made in anticipation of the continuance of this Agreement.

7. NON-COMPETITION
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Agent covenants and agrees that during the term of this Agreement, Agent shall not represent any products or services, directly or indirectly competitive with the Products in the Territory.

8. CONFIDENTIALITY
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8.1 Each party acknowledges that by reason of its relationship to the other hereunder, it will access to certain information and materials that are confidential and of substantial value to the other, which value would be impaired if such information were disclosed to third parties. Each party agrees that it shall not use in any way for its account or the account of any third party, nor disclose to any third party any Confidential Information revealed to it by the other. Each party shall take every necessary precaution to protect the confidence of all Confidential Information. "Confidential Information" hereunder consists of (i) any information designated as confidential, (ii) any trade secrets related to the Products and (iii) any information relating to the other's product plans, product designs, product costs, finances, business plans, marketing plans, business opportunities, personnel, research, development and know-how. These restrictions shall survive the termination or expiration of this Agreement for any reasons five (5) years after the termination or expiration.

8.2 The foregoing restrictions shall not apply to information that (i) has become publicly known through no breach by the other party of the confidentiality obligations hereunder or (ii) has been rightfully received from a third party authorized to make such disclosure without restriction.

8.3 Any breach of the restrictions contained in this section 8 is a breach of this Agreement which will cause irreparable harm to the other party entitling the other party to injunctive relief in addition to all legal remedies.

9. LIMITATION OF LIABILITY
--------------------------

LIABILITIES OF BOTH PARTIES ARISING OUT OF THIS AGREEMENT OR ITS TERMINATION OR EXPIRATION SHALL BE LIMITED TO THE AGGREGATE SERVICE FEES PAID OR PAYABLE HEREUNDER. IN NO EVENT EITHER KLSI OR AGENT SHALL BE LIABLE TO THE OTHER PARTY OR ANY THIRD PARTY FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, OR INDIRECT DAMAGES, HOWEVER CAUSED, OR ON ANY THEORY OF LIABILITY ARISING OUT OF THIS AGREEMENT OR ITS

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TERMINATION OR EXPIRATION. THIS LIMITATION SHALL APPLY NOTWITHSTANDING ANY
FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

10. RELATIONSHIP
----------------

Agent shall in all matters relating to this Agreement act as an independent contractor, in all matters, neither Agent nor its employees are, or shall act as, employees of KLSI-within the meaning or application of any federal or state unemployment insurance laws, old age benefit laws, social security laws, worker's compensation or industrial accident laws, or under any other laws or regulations which would impute any obligation or liability to KLSI by reason of any employment relationship. Agent will reimburse KLSI for any liabilities or obligations imposed or attempted to be imposed upon KLSI by any one or more such laws or regulations with respect to employees of Agent in performance of this Agreement. Agent shall have no authority to assume or create any obligation, express or implied, on behalf of KLSI or to represent KLSI as an agent, partner, employee or in any other capacity other than as herein set forth

11. INDEMINITY
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Either KLSI or Agent shall indemnify the other Party for any and all damages, costs or expenses the other Party may incur by reason of any misfeasance or nonfeasance ( including, without limitation, intellectual property right infringement or defective product ) on the part of either KLSI or Agent including, without limitation, the making of unauthorized representations and warranties to any third party.

12. EXPENSES
------------

Agent shall pay all costs of conducting its sales agent business hereunder, including commissions or other compensation to salesmen employed or appointed by Agent.

13. GENERAL PROVISIONS
----------------------

13.1 This Agreement shall be governed by and construed under the laws of the State of California without reference to the conflict of laws.

13.2 In case of any dispute or claim arising out of or in connection with this Agreement or the performance, breach or termination thereof, the Parties shall meet together in view of reaching an amicable settlement. If the Parties fail to reach an amicable settlement, then such dispute or claim shall

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be finally settled by binding arbitration which shall take place in the County of Santa Clara under the rules of the American Arbitration Association. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

13.3 No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the party to be charged, and the waiver of any breach or default shall not constitute a waiver of any other right hereunder or any subsequent breach or default.

13.4 Any notice required or permitted by this Agreement shall be deemed given if sent by registered or certified mail, postage prepaid, addressed to the other party at the address shown at the beginning of this Agreement or at other address for which such party gives notice hereunder. Delivery shall be deemed effective three (3) days after deposit with postal authorities.

13.5 Non-performance of either party shall be excused to the extent that performance is rendered impossible by strike, fire, flood, governmental acts, orders or restrictions, or any other reason where failure to perform is beyond the control and not caused by the negligence of the non-performing party.

13.6 Any assignment permitted hereunder shall be subject to the written consent of the assignee to all the terms and conditions of this Agreement. Neither party shall assign, transfer or otherwise dispose of this Agreement in part or in whole or any right or obligation hereunder to any individual, firm or corporation without the prior written consent of the other party; except that, in all events, either party may, after giving prior written notice, assign this Agreement to any successor in interest to its assets and business related to this Agreement other than a successor in interest which is a direct competitor of the non-assigning party.

13.7 This Agreement may be executed in two or more counterparts, each of which shall be deemed an original.

13.8 In the event that it is determined by a court of competent jurisdiction as part of a final non- appealable ruling, government action or binding arbitration, that any provision of this Agreement (or part thereof is invalid, illegal, or otherwise unenforceable, such provision shall be enforced as nearly as possible in accordance with the stated intention of the parties, while the remainder of this Agreement shall remain in full force and effect and bind parties according to its terms. To the extent of

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any provision (or part thereof) cannot be enforced in accordance with the stated
intentions of the parties, such provisions (or part thereof) shall be deemed not to be part of this Agreement.

13.9 This Agreement contains the entire understanding of the parties and supersedes any other oral or written agreements concerning the subject matter herein.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

Kawasaki LSI U.S.A., Inc.                PC-TEL Global Technologies Ltd.


/s/ Masanori Kodama                      /s/ Peter Chen
-----------------------------            -----------------------------
Masanori Kodama                          Peter Chen
President                                President & CEO

PC-TEL, Inc. hereby guarantees the performance of PC-TEL Global Technologies Ltd.'s obligation hereunder, and If PC-TEL Global Technologies Ltd. fails to make any payments hereunder, PC-TEL, Inc. agrees to make payments on behalf of PC-TEL Global Technologies Ltd.

PC-TEL, Inc.


/s/ Peter Chen
-----------------------------
Peter Chen
President & CEO

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                                   EXHIBIT A
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Products

ASICs



                                   EXHIBIT B
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Territory

All Over the World

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